Fourth Quarter 2024 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO April 17, 2026 First Quarter 2026 Earnings Conference Call Bill Rog rs - Chairman & CEO Mike Maguire - CFO April 17, 2026

2 From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. In particular, forward-looking statements include statements we make about: (i) Truist’s outlook for improved profitability, (ii) Truist’s ROTCE targets for future periods and its confidence in meeting those goals, (iii) expected prepayments of investment securities and fixed rate loans and growth in net interest income in 2026, (iv) projections or estimates of common stock repurchases and preferred stock dividends, (v) Truist's projected CET1 ratio in future periods and the impact to Truist's capital of the proposed Basel III framework changes, including estimated decreases in risk-weighted assets,(vi) guidance with respect to financial performance metrics in future periods, including future levels of taxable equivalent revenue, noninterest expense, and net charge-off ratio, (vii) Truist’s effective tax rate in future periods, and (viii) the key drivers of Truist’s profitability improvement, including the expected compound annual growth rate in diluted EPS. This presentation, including any information incorporated by reference in this presentation, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, and others. All forward- looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include: • changes in monetary, fiscal, and trade laws or policies, including tariffs or interest rates; • evolving political, geopolitical, business, social, economic, and market conditions at the local, regional, national, and international levels; • our ability to effectively address economic, business, or market deterioration, slowdowns or disruptions; • disruptions and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations; • changes in business and consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households; • negative market perceptions of our investment portfolio or its value; • our ability to manage credit risk, including in connection with the loans that we originate or purchase; • the credit, liquidity, or other financial condition of our clients, counterparties, service providers, or competitors; • our ability to cost-effectively fund our businesses and operations, including by accessing long- and short-term funding and liquidity and by retaining and growing client deposits; • our ability to manage any unexpected outflows of uninsured deposits and, in such a circumstance, to access substitute funding, and avoid selling investment securities or other assets at an unfavorable time or at a loss; • changes in our credit ratings and the related effects on our funding costs, ability to attract or retain funding, and relationships with clients and counterparties; • any instability or breakdown in the financial system, including as a result of the actual or perceived soundness of another financial institution or another participant in the financial system; • our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure, including those that safeguard personal and other sensitive information; • our ability to keep pace with changes in technology, including technology-driven products and services relating to AI, that affect us or our clients, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property; • our ability to manage system failures or disruptions affecting operations, communications, or other systems or processes; • our ability to identify, assess, monitor, and mitigate physical-security and cybersecurity risks, including denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, environmental conditions, and intentional acts of destruction; • the performance, availability, and resilience of third-party service providers on whom we rely in delivering products and services to our clients and otherwise in conducting our business and operations; • the adequacy and effectiveness of our corporate governance, risk-management framework, compliance programs, and internal controls over financial reporting, including our ability to identify, assess, monitor, and mitigate risks, remediate lapses or deficiencies in financial reporting, and make appropriate estimates; • our ability to develop, maintain, and market our products or services and to manage risks and unanticipated costs or liabilities associated with those products or services; • our ability to satisfactorily and profitably perform loan servicing and similar obligations; • the legal, regulatory, and supervisory environment, including changes in financial services legislation, regulation, policies, or government leadership or personnel; • U.S. and international regulatory capital and liquidity requirements and standards and their effects on our capital and liquidity levels, ratios, buffers, and targets, and our ability to pay or increase dividends, repurchase shares, or take other capital actions; • our ability to address scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies; • judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or the financial services industry; • the outcomes of judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings to which we are or may be subject (either directly or indirectly through our ownership interests in other entities) and our ability to absorb and address any damages or other remedies that are sought or awarded and any collateral consequences; • our ability to execute strategic and operational plans, including with respect to accelerating growth, improving profitability, investing in talent, technology, and risk infrastructure, maintaining expense, credit, and risk discipline, and returning capital to shareholders; • our ability to innovate, to anticipate the needs of current or future clients, or to make timely and effective technology investments and enhancements to meet client expectations; • our ability to compete successfully, to increase or maintain market share in changing competitive environments, or to address pricing or other competitive pressures, including competition from banks and nonbanks and the effects of digital assets, cryptocurrencies, stablecoins, tokenization, and other emerging products, services, and technologies relating to deposits, lending, and payments; • changes in our corporate and business strategies, the composition of our assets, or the way in which we fund those assets; • our ability to successfully make and integrate acquisitions and to effect divestitures, which may include regulatory approvals and conditions; • the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk; • evolving accounting standards and policies and related changes to interpretations; • damage to our brand or negative public opinion or adverse publicity affecting us, our leaders, or our service providers, including the impact on our relationships with clients, teammates, and other stakeholders; • our ability to attract, hire, and retain key teammates and to engage in adequate succession planning; • our ability to identify, assess, monitor, and mitigate the risk of fraud or misconduct by internal or external parties, including potential losses that may result; • policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation; • natural or other disasters, calamities, and conflicts, including terrorist events, cyber-warfare, and pandemics that impact us or our clients, teammates, or service providers; and • other assumptions, risks, or uncertainties described in the Company’s Annual Report on Form 10-K or subsequent reports. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K. Forward-looking statements

3 Non-GAAP financial information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of Truist’s performance and the efficiency of its operations. Management believes these non-GAAP measures are useful to investors because they provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. Truist believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Taxable-Equivalent Measures - Taxable equivalent revenue, taxable equivalent interest income, taxable equivalent net interest income, and taxable equivalent net interest margin include a taxable equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Truist’s management uses these measures in their analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Pre-provision net revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Truist’s management calculated this measure based on Truist’s continuing operations. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible common equity and related measures - Tangible common equity and related measures, including ROTCE, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. Truist does not provide reconciliations for forward-looking non-GAAP financial measures because it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Truist’s control, or cannot be reasonably predicted. For the same reasons, Truist is unable to address the probable significance of the unavailable information. A copy of this presentation is available on the Truist Investor Relations website, ir.truist.com.

4 Purpose Inspire and build better lives and communities Mission Clients Provide distinctive, secure, and successful client experiences through touch and technology. Teammates Create an inclusive and energizing environment that empowers teammates to learn, grow, and have meaningful careers. Stakeholders Optimize long-term value for stakeholders through safe, sound, and ethical practices. Values Trustworthy We serve with integrity. Caring Everyone and every moment matters. One Team Together, we can accomplish anything. Success When our clients win, we all win. Happiness Positive energy changes lives.

5 1Q26 key takeaways 1Q26 by the numbers $1.4 billion Net income available to common shareholders $1.09 Diluted EPS Executing on strategic priorities First quarter results reinforce confidence in outlook for improved profitability 250 bps YoY positive operating leverage 13.8% Return on average tangible common equity(1) $1.8 billion Capital returned to shareholders – Delivered 25% diluted EPS growth vs. 1Q25 – Generated 12% noninterest income growth vs. 1Q25 – Delivered positive operating leverage – Maintained strong asset quality metrics – Improved ROTCE(1) by 150 bps vs. 1Q25 to 13.8% – Now targeting $5 billion of share repurchases in 2026 – On track to achieve 2027 ROTCE target of 15% – Establishing a 16% to 18% long-term ROTCE target (1) Represents a non-GAAP financial measure; see appendix for reconciliation to ROCE, which is the most directly comparable GAAP measure

6 40% 45% 1Q25 1Q26 $210 $213 1Q25 1Q26 Consumer and Small Business Banking highlights AI in action Digital share of new-to-bank clients Digital transaction volume (in millions) 35% YoY increase in Premier Managed deposit production $128 $133 1Q25 1Q26 83 88 1Q25 1Q26 500 bps 6% 1% 4% 12% YoY increase in Zelle transactions GenAI generated 3.4 million Care Center call summaries in seconds in 1Q26, capturing client insights and streamlining work Truist Assist, our AI chatbot, handled over 12.5 million requests since 2023, with more than 9 million handled end-to-end by AI Since 2023, Truist Insights delivered 1.8 billion personalized insights driving 231 million client interactions Average CSBB loans HFI ($ in billions) 15% YoY increase in Premier Managed lending production Average CSBB deposits ($ in billions)

7 $146 $148 $178 $194 1Q25 1Q26 1Q25 1Q26 Wholesale Banking highlights AI in action 24% YoY growth in new Commercial and Corporate Banking clients; 61% of which have an awarded Payments relationship 8% YoY increase in revenue producers(2) 41% YoY growth in investment assets from Truist client base (1) Wholesale payments fees reflects card and treasury management income attributable to the Wholesale segment (2) Includes middle market, corporate bankers, specialized industries, and treasury consultants Average Wholesale deposits and loans HFI ($ in billions) $344 $370 1Q25 1Q26 $273 $372 1Q25 1Q26 $118 $122 1Q25 1Q26 36% 8% 2% 9% Wholesale payments fees(1) ($ in millions) Wealth management income ($ in millions) Investment banking & trading income ($ in millions) LoansDeposits 3% Enhancing underwriting speed and precision Scaling lead generation and improving conversion rates AI/ML enabled integrated receivables product Leveraging predictive analytics to improve advisor productivity

Performance highlights

$ in millions, except per share data

Key metrics	1Q26	vs. 4Q25	vs. 1Q25
Revenue	$5,197	(1.9)%	5.1%
Expense	$2,983	(5.9)%	2.6%
PPNR	$2,214	4.2%	8.5%
Net income available to common shareholders	$1,377	6.8%	19%
Diluted EPS	$1.09	9.0%	25%
Net interest margin	3.02%	(5) bps	1 bps
ROA	1.1%	11 bps	14 bps
ROCE	9.3%	80 bps	120 bps
ROTCE	13.8%	110 bps	150 bps
Efficiency ratio	57.9%	(250) bps	(140) bps
NCO ratio	0.61%	4 bps	1 bp
CET1 ratio	10.8%	—%	(50) bps

Earnings

- Reported 1Q26 net income available to common shareholders of $1.4 billion, or $1.09 per share
- Diluted EPS increased 9.0% vs. 4Q25 and 25% vs. 1Q25

Revenue

- Revenue declined 1.9% vs. 4Q25 due to lower net interest income
- Revenue increased 5.1% vs. 1Q25 primarily due to higher net interest income, investment banking and trading, and wealth management income

Noninterest expense

- Noninterest expense decreased 5.9% vs. 4Q25 primarily due to lower other expense
- Noninterest expense increased 2.6% vs. 1Q25 due to higher personnel expense partially offset by lower professional fees and outside processing

Asset quality

- Asset quality metrics remained strong

Capital

- CET1 ratio was 10.8%; repurchased $1.1 billion of common stock in 1Q26

Note: All data points are taxable equivalent, where applicable
PPNR and ROTCE are non-GAAP financial measures; see appendix for appropriate reconciliations
Net interest margin is presented on a taxable-equivalent basis, which is calculated using taxable equivalent net interest income to determine the total yield on interest-earning assets
Current quarter regulatory capital information is preliminary

TRUIST

8

9 May not foot due to rounding Portfolio assignment based off loan purpose 5-quarter trend ($ in billions) Loan portfolio composition $327B Average loans 51% Commercial and industrial 7% CRE 2% Commercial construction 17% Residential mortgage 3% Home equity 8% Indirect auto 10% Other consumer 2% Credit card Average loans and leases HFI $307 $313 $321 $325 $327 $184 $187 $192 $195 $199 $123 $126 $129 $130 $128 5.97% 6.01% 6.00% 5.87% 5.71% Commercial LHFI Consumer and card LHFI Loans HFI yield 1Q25 2Q25 3Q25 4Q25 1Q26 0 Loan growth trends aligned with accelerating profitability

10 37% 38% 45% 46% 24% 24% 30% 31% Interest-bearing deposit beta Total deposit beta 2Q25 3Q25 4Q25 1Q26 Average deposits $392 $400 $397 $396 $399 $286 $294 $291 $290 $296 $106 $107 $106 $106 $103 1.79% 1.85% 1.84% 1.64% 1.55% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 1Q25 2Q25 3Q25 4Q25 1Q26 May not foot due to rounding (1) Cumulative beta calculations are based on change in average total deposit or interest-bearing deposit cost divided by the change in average Fed Funds rate from 2Q24 Commentary Cumulative deposit beta trend(1) (Down rate) 5-quarter trend ($ in billions) – Average deposits increased 0.7% vs. 4Q25 and 1.7% vs. 1Q25 driven by growth in interest checking – Total deposit costs improved 9 bps to 1.55% in 1Q26 vs. 1.64% in 4Q25 – Interest-bearing deposit beta increased from 45% in 4Q25 to 46% in 1Q26 – Total deposit beta increased from 30% in 4Q25 to 31% in 1Q26 Client deposit growth remains a key strategic focus

Net interest income and net interest margin

Net interest income outlook reflects updated market rate expectations

5-quarter net interest income and net interest margin trend
($ in millions)



$3,555
$3,635
$3,680
$3,749
$3,644
3.01%
3.02%
3.01%
3.07%
3.02%
1Q25
2Q25
3Q25
4Q25
1Q26
Net interest income TE(1)
Net interest margin(2)

Fixed rate asset repricing and NII outlook
($ in billions)



$133
5.69%
$116
2.88%(4)
$31
6.43%(3)
$12
3.70%(4)
1Q26 avg. balances
2026 runoff(5)
Fixed rate loans
Securities
Average yield

- Net interest income expected to increase 2% to 3% in 2026 vs. 2025 driven by:
  - 3% to 4% average loan growth
  - stable Fed Funds rate
  - fixed rate asset repricing

Swap portfolio overview
($ in billions)



$64
$54
Total wtd. avg. rate = 3.38%
Total wtd. avg. rate = 3.59%
($12)
($10)
3/31/26
Active receive-fixed
Fwd. starting receive-fixed
Pay-fixed < 3yrs.
Pay-fixed > 3yrs.

- At 3/31, notional receive-fixed and pay-fixed swaps totaled $118 billion and $22 billion, respectively, compared with $124 billion and $27 billion at 12/31
- Strategy to maintain a relatively neutral position to changes in interest rates is unchanged

(1) Net interest income includes a taxable-equivalent adjustment, which is a non-GAAP measure; see Truist's First Quarter 2026 Quarterly Performance Summary for the reconciliation to GAAP net interest income
(2) Net interest margin is presented on a taxable-equivalent basis, which is calculated using taxable equivalent net interest income to determine the total yield on interest-earning assets
(3) Run-on rate for new fixed rate loans is ~7.25%
(4) Investment securities yield excluding the impact of swaps
(5) Runoff reflects contractual maturities and expected prepayments of investment securities and fixed rate loans that will be reinvested at higher run-on interest rates based on the current forward curve

TRUIST

11

12 Noninterest income Noninterest income details ($ in millions) (1) All other noninterest income includes lending-related fees, securities gains (losses), and other income ($5,212) – Noninterest income increased 0.5% primarily driven by: – increased investment banking and trading income – offset by a decline in other income related to certain equity and other investments Categories 1Q26 vs. 4Q25 vs. 1Q25 Wealth management income $370 1.4% 7.6% Card and treasury management fees $338 0.6% 1.5% Investment banking and trading income $372 11% 36% Other deposit revenue $120 (0.8)% 2.6% Mortgage banking income $133 12% 23% All other noninterest income(1) $220 (19)% 1.4% Total noninterest income $1,553 0.5% 12% Vs. linked quarter Vs. like quarter – Noninterest income increased 12%, primarily driven by: – increased investment banking and trading income – increased wealth management income due to higher AUM – increased mortgage banking income due to higher commercial and residential production revenues Investment banking and trading and wealth management key drivers of growth

13 – Noninterest expense increased 2.6%, primarily driven by: – higher personnel expense due to increased salaries, incentives, and employee benefits related to hiring – partially offset by lower professional fees and outside processing Noninterest expense Noninterest expense details ($ in millions) (1) All other noninterest expense includes amortization of intangibles, marketing and customer development, regulatory costs, and other expense Vs. linked quarter Vs. like quarter ($5,212) – Noninterest expense decreased 5.9%, primarily driven by: – lower other expense driven by an incremental legal accrual in 4Q25 – lower personnel expense primarily due to lower incentives – partially offset by higher regulatory charges due to an FDIC special assessment credit in 4Q25 Categories 1Q26 vs. 4Q25 vs. 1Q25 Personnel expense $1,727 (5.0)% 7.7% Professional fees and outside processing $313 (7.1)% (14)% Software expense $230 (5.0)% —% Net occupancy expense $179 1.7% 6.5% Equipment expense $85 (5.6)% 3.7% All other noninterest expense(1) $449 (11)% (2.0)% Total noninterest expense $2,983 (5.9)% 2.6% Noninterest expense growth remains well controlled

14 0.48% 0.39% 0.48% 0.48% 0.50% 1Q25 2Q25 3Q25 4Q25 1Q26 $458 $488 $436 $512 $479 1Q25 2Q25 3Q25 4Q25 1Q26 $454 $396 $385 $470 $491 0.60% 0.51% 0.48% 0.57% 0.61% 1Q25 2Q25 3Q25 4Q25 1Q26 Asset quality NCO and NCO ratio ($ in millions) Nonperforming loans / LHFI ALLL Provision for credit losses ($ in millions) $4,870 $4,899 $4,988 $5,030 $5,026 ALLL ALLL ratio ALLL / NCO 1Q25 2Q25 3Q25 4Q25 1Q26 2.6x 1.58% 3.1x 1.54% 3.3x ($ in millions) 1.54% 2.7x 1.53% Asset quality metrics remain strong; NCO ratio stable vs. 1Q25 1.53% 2.5x

Investor area of focus: NDFI exposure

~$39B of loans classified as NDFI, ~12% of total loans; diversified portfolio with strong asset quality and structural protections

1Q26 NDFI composition
(% of total loans)

NDFI composition		Selected notable asset types	Description
Consumer credit intermediaries	$4B / 1%	Auto loans and lease securitization and other	Primarily facilities secured by diversified prime auto loan and lease pools with conservative advance rates
Mortgage credit intermediaries	$4B / 1%	Mortgage warehouse lending	Short-duration lines secured by residential mortgages with defined hold periods
Other NDFI	$5B / 2%	Insurance, investment management funds, and other	Exposure to well-capitalized insurers, investment managers, and other
Private equity funds	$5B / 2%	Subscription financing	Secured by diversified LP capital commitments with conservative advance rates
		Other private equity	Primarily loans to private equity real estate funds backed by income-producing real estate
Business credit intermediaries	$21B / 6%	REITs ($8B / 2%)	Lending to equity REITs backed by income-producing real estate with structural protections
		Primarily trade receivables and securitizations ($7B / 2%)	Predominately structured facilities with conservative advance rates
		BDCs and middle market loan securitization ($4B / 1%)	Advance-rate facilities secured by diversified pools of primarily senior, first-lien corporate loans
		Leasing ($2B / 1%)	Asset-backed leasing exposure largely secured by equipment and related receivables

TFC specific portfolio characteristics

- Strong credit performance across NDFI exposures, supported by diversification and structural protections; performs well under modeled stressed scenarios
- Active risk management through controls, collateral management, and ongoing portfolio monitoring
- Disciplined client selection aligned with risk appetite with a significant portion of exposures to traditional corporate clients
- BDCs and middle market loan securitizations, which represent TFC's exposure to private credit, have sound valuation processes, advance-rate controls, borrowing-base mechanics, and equity cushions

TRUIST

NDFI total loan amounts and composition percentages are based on current quarterly regulatory report information which is preliminary

15

16 11.3% 11.0% 11.0% 10.8% 10.8% 1Q25 2Q25 3Q25 4Q25 1Q26 Capital Capital actions and commentary $0.6 $0.6 CET1 ratio Current quarter regulatory capital information is preliminary 7.0% min. req. effective 10/1/25 – CET1 ratio remained stable at 10.8% vs. 4Q25 – Continue to return significant capital to shareholders – Completed $1.1 billion of share repurchases in 1Q26 vs. $750 million in 4Q25 and $500 million in 1Q25 – Targeting share repurchases of $1.2 billion in 2Q26 – Expect repurchases of $5 billion in 2026 vs. $4 billion previously – Capital allocation priorities remain unchanged – Supporting organic client growth needs – Paying common stock dividend – Returning capital to shareholders through share repurchases – M&A not a priority – Well positioned to operate within the evolving capital framework – RWA would decrease an estimated ~9% under the revised standardized approach and ~11% under ERBA – Well aligned with lending strategies – Improves durability of elevated capital return Well-positioned to operate within the evolving capital framework

17 13.9% 2Q26 and 2026 outlook (1) Change attributed to client-driven transaction activity in Project Finance as well as certain discrete benefits 1Q26 actuals 2Q26 outlook Revenue (TE): $5.2 billion Stable Noninterest expense: $3.0 billion Up 3 to 4% Share repurchases: $1.1 billion ~$1.2 billion Full year 2025 actuals Full year 2026 outlook Revenue (TE): $20.5 billion Up ~4% Noninterest expense: $12.1 billion Up ~1.75% Net charge-off ratio: 54 bps ~55 bps Tax rate: 16.4% effective; 18.9% FTE ~14.5% effective; ~16.5% FTE(1) Share repurchases: $2.5 billion ~$5 billion

Confident in achieving full year 2027 ROTCE of 15%

Establishing a 16% to 18% long-term ROTCE target

ROTCE outlook



12.7%
~14%
~15%
16% to 18%
2025
2026
2027
Long-term

Key drivers of profitability improvement

- Execute top business growth and profitability initiatives
- Drive positive operating leverage
- Continue to benefit from fixed asset repricing
- Significant capital return to shareholders
- Stable economic and operating environment

Return on tangible common equity (ROTCE) = (net income available to common shareholders +(CDI amortization *(1- marginal tax rate))/average tangible common equity
ROTCE is a non-GAAP metric that excludes the impact of intangible assets, net of deferred taxes, and their related amortization. See appendix for non-GAAP reconciliations.

TRUIST

18

Appendix

Consumer and Small Business Banking

Represents Branch Banking, Digital Banking, Premier Banking, Small Business Banking, and National Consumer Lending

Metrics

Income statement ($ MM)	1Q26	vs. 4Q25	vs. 1Q25
Net interest income	$2,496	$10	$248
Allocated provision for credit losses	374	(57)	47
Noninterest income	529	8	26
Noninterest expense	1,680	(21)	17
Segment net income	$733	$70	$157
Balance sheet ($ B)			
Average loans[1]	$133	$(1.9)	$5.3
Average deposits	213	(0.2)	2.8
Other key metrics			
Net new checking accounts (k)	10	34	(30)
Digital sales as a % of total[2]	36%	55 bps	429 bps
Digital transactions as a % of total[3]	71%	220 bps	237 bps
Debit/credit card spend ($ B)	$29	$(1.3)	$1.1

Commentary

- Net income of $733 million, compared to $663 million in the prior quarter
- Net interest income of $2.5 billion increased by $10 million, or 0.4%, primarily driven by rate management on deposits
  - Average loans of $133 billion decreased 1.4% primarily driven by lower residential mortgage and mortgage warehouse lending, as well as lower indirect auto production
  - Average deposits of $213 billion decreased 0.1% primarily driven by decline in time and checking, largely offset by money market and savings growth
- Provision for credit losses decreased $57 million, or 13.2%, driven by a decrease in reserve build, offset by seasonal increase in net charge-offs
- Noninterest income of $529 million increased $8 million, or 1.5%, primarily driven by mortgage banking income
- Noninterest expense of $1.7 billion decreased $21 million, or 1.2%, primarily driven by lower enterprise operational expense, personnel, operating losses, and loan-related expense
- Debit and credit card sales volume decreased 4.3% from 4Q25 due to seasonality
- Digital transactions surpassed 88 million resulting in YoY growth of 6% and accounting for 71% of total transaction volume

(1) Excludes loans held for sale
(2) Digital sales defined as products opened through digital applications
(3) Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers
Commentary reflects linked quarter comparisons

TRUIST

A-1

A-2 Wholesale Banking (1) Excludes loans held for sale Commentary reflects linked quarter comparisons unless otherwise noted – Net income of $0.9 billion, compared to $1.0 billion in the prior quarter – Net interest income of $1.5 billion decreased $112 million, or 6.9% – Average loans of $194 billion increased $4.1 billion, or 2.2%, primarily related to growth in C&I and CRE balances – Average deposits of $148 billion increased $0.7 billion, or 0.5%, driven by increased client deposits, partially offset by seasonal balance outflows – Provision for credit losses of $105 million increased $23 million, or 28%, which reflects an increase in net charge-offs and decrease to the net reserve release, compared to the prior quarter – Noninterest income of $1.1 billion decreased $66 million, or 5.8%, primarily driven by lower other income, partially offset by higher investment banking and trading income, lending related fees, and card and treasury management fees – Noninterest expense of $1.4 billion decreased $5 million, or 0.4%, driven by lower personnel-related expenses – Total client assets decreased $18 billion, or 5.1%, primarily due to market driven decreases in equities Metrics Commentary Income statement ($ MM) 1Q26 vs. 4Q25 vs. 1Q25 Net interest income $1,506 $(112) $4 Allocated provision for credit losses 105 23 (27) Noninterest income 1,068 (66) 121 Noninterest expense 1,350 (5) 47 Segment net income $888 $(154) $75 Balance sheet ($ B) Average loans(1) $194 $4.1 $16 Average deposits 148 0.7 2.3 Other key metrics ($ B) Total client assets $332 $(18) $(6.0) Represents Commercial & Corporate Banking, Investment Banking & Capital Markets, CRE, Wholesale Payments, and Wealth

A-3 Preferred dividend 2Q26 3Q26 4Q26 1Q27 Estimated dividends based on projected interest rates, redemptions, and issuances ($ in millions) $34 $114 $43 $113 Estimates assume forward-looking interest rates as of 3/31/26. Actual interest rates , redemptions, or issuances could vary significantly causing dividend payments to differ from the estimates shown above.

A-4 Non-GAAP reconciliations Pre-provision net revenue from continuing operations $ in millions (1) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Truist’s management calculated this measure based on Truist’s continuing operations. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.   Quarter Ended   March 31 Dec. 31 Sept. 30 June 30 March 31 2026 2025 2025 2025 2025 Net income from continuing operations $ 1,481 $ 1,354 $ 1,452 $ 1,240 $ 1,261 Provision for credit losses 479 512 436 488 458 Provision for income taxes 209 210 285 273 274 Taxable-equivalent adjustment 45 49 51 48 48 Pre-provision net revenue(1) $ 2,214 $ 2,125 $ 2,224 $ 2,049 $ 2,041

Non-GAAP reconciliations

Return on average tangible common equity

$ in millions

	As of / Quarter Ended					Year Ended
	March 31 2026	Dec. 31 2025	Sept. 30 2025	June 30 2025	March 31 2025	Dec. 31 2025
Net income available to common shareholders - GAAP	$ 1,377	$ 1,289	$ 1,348	$ 1,180	$ 1,157	$ 4,974
Amortization of intangibles	64	70	72	73	75	290
Applicable income taxes related to amortization of intangibles[1]	(15)	(16)	(18)	(17)	(18)	(69)
Net income available to common shareholders - tangible[2]	$ 1,426	$ 1,343	$ 1,402	$ 1,236	$ 1,214	$ 5,195
Average common shareholders' equity	$ 59,879	$ 59,991	$ 59,141	$ 58,327	$ 58,125	$ 58,902
Average intangible assets	(18,386)	(18,456)	(18,528)	(18,590)	(18,669)	(18,560)
Applicable deferred taxes related to intangible assets[1]	404	409	415	417	422	416
Average tangible common shareholders' equity[2]	$ 41,897	$ 41,944	$ 41,028	$ 40,154	$ 39,878	$ 40,758
Return on average common shareholders equity - GAAP	**9.3 %**	**8.5 %**	**9.0 %**	**8.1 %**	**8.1 %**	**8.4 %**
Return on average tangible common shareholders equity	**13.8**	**12.7**	**13.6**	**12.3**	**12.3**	**12.7**

(1) Calculated using the applicable marginal tax rate.
(2) Tangible common equity and related measures, including ROTCE, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value.

TRUIST

A-5